UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2009

NEW GENERATION BIOFUELS HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Florida	1-34022	26-0067474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Primera Boulevard, Suite 3130
Lake Mary, Florida 32746
(Address of principal executive offices)(Zip Code)
(321) 363-5100
(Registrant’s telephone number, including area code)

N/A
(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On July, 27, 2009, New Generation Biofuels Holdings, Inc., a Florida corporation (the “Company”) entered into an amendment (the “Amendment”) to the placement agent agreement, dated July 22, 2009 (collectively, with the Amendment, the “Placement Agent Agreement”), with Capstone Investments (“Capstone”) to reflect changes in the final subscription amounts received in the Offering (as defined below).

A copy of the Amendment is attached hereto as Exhibit 1.1 to this report and is incorporated herein by reference. The description of the Amendment is a summary only and is qualified in its entirety by reference to Exhibit 1.1.

Item 8.01	Other Events.

On July 28, 2009, the Company closed its previously announced registered offering of 3,044,381 shares of its common stock (the “Shares”), par value $0.001 per share (“Common Stock”), and warrants (the “Warrants”) to purchase 608,876 shares of Common Stock (the “Offering”).  The Shares and the Warrants were sold in units (“Units”) at a price of $1.05 per Unit, with each Unit consisting of one share of Common Stock and a Warrant to purchase 0.20 shares of Common Stock at an exercise price of $1.60 per share. Units will not be issued or certificated and will not trade on any exchange or be listed for quotation on any market.  The Warrants have a five year term from the date of issuance, will not be exercisable prior to six months after issuance and will include provisions providing for adjustments to the number of shares exercisable thereunder upon stock dividends, stock splits and similar events. We also do not intend that the Warrants will trade on any exchange or be listed for quotation on any market.

The Company filed an amendment to the prospectus supplement (the “Prospectus Supplement”) on July 27, 2009, to reflect the changes in the final subscription amounts received in the Offering

The gross proceeds of the offering were $3.2 million and net proceeds, after deducting the placement agent’s fees and estimated offering expenses payable by the Company, are expected to be approximately $2.7 million.  The Company will use proceeds from the Offering for general corporate purposes, including working capital and/or capital expenditures. Based on current estimates, the Company anticipates that its existing financial resources, including the net proceeds from this Offering, will be adequate to continue to conduct its business until the end of the year. The Company expects to need to raise additional capital to continue its business. Capstone acted as the exclusive placement agent for the Offering.

On July 28, 2009, the Company issued a press release with respect to the closing of the Offering. A copy of the press release is attached hereto as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

1.1	Amendment to Placement Agent Agreement, dated as of July 27, 2009, by and among the Company and Capstone Investments.

99.1	Press release dated July 28, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW GENERATION BIOFUELS HOLDINGS, INC.

Date: July 28, 2009	By:	/s/ Cary J. Claiborne
Cary J. Claiborne
President, Chief Executive Officer and Chief Financial Officer

EXHIBIT INDEX

1.1	Amendment to Placement Agent Agreement, dated as of July 27, 2009, by and among the Company and Capstone Investments.

99.1	Press release dated July 28, 2009.